GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY
REPORTS SALES AND EARNINGS
FOR THE SECOND QUARTER ENDED JUNE 30, 2019

- Record Sales of $4.9 billion, Up 2.3% -
- Diluted EPS $1.53 and Adjusted EPS $1.57 Excluding Transaction and Other Costs -
- Updates 2019 Revenue and Earnings Outlook -

Atlanta, Georgia, July 18, 2019 -- Genuine Parts Company (NYSE: GPC) announced today sales and earnings for the second quarter and six months ended June 30, 2019.

Sales for the second quarter ended June 30, 2019 were a record $4.9 billion, a 2.3% increase compared to $4.8 billion for the same period in 2018. Total sales for the second quarter included the contribution of 1.6% comparable growth and 2.7% from acquisitions, offset by the negative impact of 1.5% from foreign currency translation along with 0.5% due to the sale of Grupo Auto Todo in the first quarter of 2019. Net income for the second quarter was $224.4 million and earnings per share on a diluted basis were $1.53. Before the impact of certain transaction and other costs primarily related to the acquisition of PartsPoint Group (PartsPoint), adjusted net income was $230.3 million, or $1.57 per diluted share.

Second quarter sales for the Automotive Parts Group were up 1.4%, including a 1.3% comparable sales increase, a 3.5% benefit from acquisitions and an unfavorable foreign currency translation of 2.5%. In addition, automotive sales were impacted by 0.9% due to the sale of Grupo Auto Todo. Sales for the Industrial Parts Group were up 4.9%, including a 3.1% comparable sales increase, 2.1% from acquisitions and a slightly unfavorable foreign currency translation of 0.3%. Sales for the Business Products Group were down 1.1%, consisting primarily of the change in comparable sales growth.

Paul Donahue, Chairman and Chief Executive Officer, commented, “Our second quarter results were highlighted by positive total sales growth across each of our automotive businesses and in our industrial segment. In addition, we were pleased to generate significant improvement in our gross margin. In the automotive segment, our U.S., Australasian and Canadian operations delivered another quarter of positive sales comps and steady growth, while our business in Europe remained challenged by transitory factors such as the mild winter weather and a softening economic environment. Our industrial business continues to perform well in North America, and we are excited to move forward with the additional growth opportunities presented by Inenco, our new industrial business in Australasia. Finally, the business products segment operated well to maintain their net margin, despite the slight decline in revenues."

(Cont.)

Sales for the six months ended June 30, 2019 were $9.7 billion, a 2.8% increase compared to $9.4 billion for the same period in 2018. Net income for the six months was $384.7 million and earnings per share on a diluted basis were $2.62. Before the transaction and other costs discussed above, adjusted net income was $417.5 million, or $2.85 per diluted share, for the six months.

Mr. Donahue concluded, "While not satisfied with our results in the quarter, we remain confident in our overall strategy and the additional growth opportunities we continue to pursue across our global platform. Our immediate focus is on the execution of our initiatives to control costs and improve our profitability. This is essential in our quest to deliver improved results and create additional shareholder value as we move forward."

2019 Outlook

In consideration of our results thus far in 2019, the continued softness we expect in Europe for the balance of the year, as well as the impact of the PartsPoint and Inenco acquisitions, the Company is updating its full year 2019 sales and earnings guidance. The Company expects sales to increase 4.5% to 5.5%, inclusive of an approximate 2% sales contribution from the PartsPoint and Inenco acquisitions. This updated sales outlook represents a change from the Company's previous guidance for a 3% to 4% sales increase.

The Company expects diluted earnings per share to range from $5.42 to $5.52 and is updating its outlook for adjusted diluted earnings per share, which excludes any first half and future transaction and other costs, to $5.65 to $5.75. This is a change from the Company's prior guidance of $5.75 to $5.90. This updated earnings outlook accounts for an approximate $0.05 contribution from PartsPoint and the additional 65% investment in Inenco. Additionally, the Company continues to expect a tax rate of approximately 25% in 2019.

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States generally accepted accounting principles ("GAAP"). These items include adjusted net income and adjusted diluted earnings per share. The Company does not, nor does it suggest investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, GAAP financial information. The Company believes that the presentation of adjusted net income and adjusted diluted earnings per share provides meaningful supplemental information to both management and investors that is indicative of the Company's core operations. The Company has included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below.

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. Eastern time to discuss the results of the quarter and the future outlook. Interested parties may listen to the call on the Company’s website, www.genpt.com, by clicking “Investors,” or by dialing 877-407-0789, conference ID 13691973. A replay will also be available on the Company’s website or at 844-512-2921, conference ID 13691973, two hours after the completion of the call until 12:00 a.m. Eastern time on August 1, 2019.

(Cont.)

Forward Looking Statements

Some statements in this press release, as well as in other materials we file with the Securities and Exchange Commission ("SEC") or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to the anticipated strategic benefits, synergies and other attributes resulting from acquisitions, as well as future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services.
The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully integrate acquired companies into the Company, including the challenges associated with the integration of processes to ensure the adequacy of our internal controls in regard to the Alliance Automotive Group business, and to realize the anticipated synergies and benefits; changes in the European aftermarket; the Company’s ability to successfully implement its business initiatives in each of its three business segments; slowing demand for the Company’s products; changes in national and international legislation or government regulations or policies, including new import tariffs and the unpredictability of additional tariffs and data security policies and requirements; changes in general economic conditions, including unemployment, inflation (including the impact of potential tariffs) or deflation and the United Kingdom’s referendum to exit from the European Union, commonly known as Brexit; changes in tax policies; volatile exchange rates; volatility in oil prices; significant cost increases, such as rising fuel and freight expenses; labor shortages; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ operations, including the impact of tariffs and trade considerations on their operations and output, as required to meet product demand; failure or weakness in our disclosure controls and procedures and internal controls over financial reporting; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2018 and from time to time in the Company’s subsequent filings with the SEC.
Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.
About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Germany, Poland, the Netherlands and Belgium.  The Company also distributes industrial replacement parts and electrical specialty materials in the U.S., Canada and Mexico through its Industrial Products Group.  S.P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. and Canada. Further information is available at www.genpt.com.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President - Investor Relations – (678) 934-5628

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GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
Net sales	$4,934,260	$4,822,065	$9,671,093	$9,408,359
Cost of goods sold	3,335,679	3,300,479	6,564,344	6,450,966
Gross profit	1,598,581	1,521,586	3,106,749	2,957,393
Operating expenses:
Selling, administrative and other expenses	1,216,913	1,148,217	2,414,133	2,281,988
Depreciation and amortization	66,154	58,451	128,131	116,814
Provision for doubtful accounts	5,962	3,666	9,931	6,367
Total operating expenses	1,289,029	1,210,334	2,552,195	2,405,169
Non-operating expenses (income):
Interest expense	23,296	26,476	47,179	50,585
Other	(15,873)	(15,495)	(6,266)	(27,951)
Total non-operating expenses	7,423	10,981	40,913	22,634
Income before income taxes	302,129	300,271	513,641	529,590
Income taxes	77,699	73,299	128,961	126,042
Net income	$224,430	$226,972	$384,680	$403,548
Basic net income per common share	$1.54	$1.55	$2.63	$2.75
Diluted net income per common share	$1.53	$1.54	$2.62	$2.74
Dividends declared per common share	$.7625	$.7200	$1.5250	$1.4400
Weighted average common shares outstanding	146,075	146,748	146,029	146,738
Dilutive effect of stock options and non-vested restricted stock awards	661	512	684	548
Weighted average common shares outstanding – assuming dilution	146,736	147,260	146,713	147,286

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales:
Automotive	$2,774,808	$2,736,201	$5,397,153	$5,300,460
Industrial	1,681,721	1,602,665	3,317,144	3,150,609
Business products	477,731	483,199	956,796	957,290
Total net sales	$4,934,260	$4,822,065	$9,671,093	$9,408,359
Operating profit:
Automotive	$228,385	$243,611	$407,613	$428,317
Industrial	136,334	125,191	257,362	237,382
Business products	20,896	21,422	42,116	43,023
Total operating profit	385,615	390,224	707,091	708,722
Interest expense, net	(22,514)	(25,525)	(45,543)	(48,832)
Intangible asset amortization	(23,917)	(21,806)	(46,501)	(43,209)
Corporate expense (1)	(37,055)	(42,622)	(101,406)	(87,091)
Income before income taxes	$302,129	$300,271	$513,641	$529,590

(1)
Includes $4,108 and $38,222 of expenses for the three and six months ended June 30, 2019, respectively, from realized currency losses and transaction and other costs. The realized currency losses of $27,037 for the six months ended June 30, 2019 resulted from the March 7, 2019 sale of Grupo Auto Todo.

Includes $9,105 and $22,114 for the three and six months ended June 30, 2018, respectively, in certain transaction and other costs related to the acquisition of Alliance Automotive Group ("AAG") and the attempted Business Products Group spin-off.

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GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(in thousands, except share and per share data)	June 30, 2019	June 30, 2018
Assets
Current assets:
Cash and cash equivalents	$562,551	$355,141
Trade accounts receivable, less allowance for doubtful accounts (2019 – $31,280; 2018 – $25,329)	2,836,875	2,669,649
Merchandise inventories, net	3,750,778	3,484,949
Prepaid expenses and other current assets	1,034,466	1,013,630
Total current assets	8,184,670	7,523,369
Goodwill	2,329,325	2,142,822
Other intangible assets, less accumulated amortization	1,517,842	1,356,149
Deferred tax assets	27,698	25,480
Property, plant and equipment, less accumulated depreciation (2019 – $1,341,918; 2018 – $1,117,925)	1,089,763	918,578
Operating lease assets	961,975	—
Other assets	528,199	600,124
Total assets	$14,639,472	$12,566,522

Liabilities and equity
Current liabilities:
Trade accounts payable	$4,064,547	$3,831,274
Current portion of debt	1,011,334	686,415
Dividends payable	111,380	105,661
Other current liabilities	1,310,967	1,033,544
Total current liabilities	6,498,228	5,656,894
Long-term debt	2,871,106	2,490,552
Operating lease liabilities	724,682	—
Pension and other post–retirement benefit liabilities	208,008	200,137
Deferred tax liabilities	212,308	174,564
Other long-term liabilities	437,165	482,048
Equity:
Preferred stock, par value – $1 per share; authorized – 10,000,000 shares; none issued	—	—
Common stock, par value – $1 per share; authorized – 450,000,000 shares; issued and outstanding – 2019 – 146,078,369 shares; 2018 – 146,752,732 shares	146,078	146,753
Additional paid-in capital	83,949	72,211
Retained earnings	4,630,480	4,236,359
Accumulated other comprehensive loss	(1,195,179)	(943,351)
Total parent equity	3,665,328	3,511,972
Noncontrolling interests in subsidiaries	22,647	50,355
Total equity	3,687,975	3,562,327
Total liabilities and equity	$14,639,472	$12,566,522

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(in thousands)	2019	2018
Operating activities:
Net income	$384,680	$403,548
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	128,131	116,814
Share-based compensation	13,081	9,035
Excess tax benefits from share-based compensation	(3,986)	(2,599)
Realized currency losses on divestiture	27,037	—
Changes in operating assets and liabilities	(247,568)	(71,723)
Net cash provided by operating activities	301,375	455,075
Investing activities:
Purchases of property, plant and equipment	(106,712)	(65,146)
Acquisitions of businesses and other investing activities	(357,286)	(82,545)
Net cash used in investing activities	(463,998)	(147,691)
Financing activities:
Proceeds from debt	2,973,236	2,320,906
Payments on debt	(2,359,975)	(2,367,284)
Share-based awards exercised	(7,371)	(4,851)
Dividends paid	(216,724)	(204,649)
Net cash provided by (used in) financing activities	389,166	(255,878)
Effect of exchange rate changes on cash and cash equivalents	2,461	(11,264)
Net increase in cash and cash equivalents	229,004	40,242
Cash and cash equivalents at beginning of period	333,547	314,899
Cash and cash equivalents at end of period	$562,551	$355,141

(Cont.)

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF GAAP NET INCOME TO ADJUSTED NET INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2019	2018	2019	2018
GAAP net income	$224,430	$226,972	$384,680	$403,548
Diluted net income per common share	$1.53	$1.54	$2.62	$2.74

Adjustments:
Realized currency losses	$—	$—	$27,037	$—
Transaction and other costs	4,108	9,105	11,185	22,114
Tax impact of adjustments	1,727	(2,524)	(5,423)	(5,650)
Adjusted net income	$230,265	$233,553	$417,479	$420,012
Adjusted diluted net income per common share	$1.57	$1.59	$2.85	$2.85

GENUINE PARTS COMPANY AND SUBSIDIARIES
CHANGE IN NET SALES SUMMARY
(UNAUDITED)

	Three Months Ended June 30, 2019
	Comparable Sales	Acquisitions	Divestitures and Other	Foreign Currency	Total Net Sales
Automotive	1.3%	3.5%	(0.9)%	(2.5)%	1.4%
Industrial	3.1%	2.1%	—%	(0.3)%	4.9%
Business Products	(1.0)%	—%	—%	(0.1)%	(1.1)%
Total Net Sales	1.6%	2.7%	(0.5)%	(1.5)%	2.3%

	Six Months Ended June 30, 2019
	Comparable Sales	Acquisitions	Divestitures and Other	Foreign Currency	Total Net Sales
Automotive	2.2%	3.2%	(0.7)%	(2.9)%	1.8%
Industrial	3.6%	2.0%	—%	(0.3)%	5.3%
Business Products	—%	—%	—%	(0.1)%	(0.1)%
Total Net Sales	2.4%	2.4%	(0.3)%	(1.7)%	2.8%

GENUINE PARTS COMPANY AND SUBSIDIARIES
RECONCILIATION OF 2019 FORECASTED GAAP NET INCOME TO FORECASTED ADJUSTED NET INCOME
(UNAUDITED)

(in thousands, except per share data)	Low End	High End
Forecasted GAAP net income	$794,500	$809,000
Forecasted diluted net income per common share	$5.42	$5.52

Add forecasted after-tax adjustments:
Forecasted transaction and other costs	32,799	32,799
Forecasted adjusted net income	$827,299	$841,799
Forecasted adjusted diluted net income per common share	$5.65	$5.75

(Cont.)